Exhibit 10.1

UNSECURED GRID PROMISSORY NOTE

FOR VALUE RECEIVED, Canoo Inc., a Delaware corporation (the “Maker”), hereby unconditionally promises to pay to the order of AFV Management Advisors, LLC, , a Delaware limited liability company (together with its successors and assigns, the “Lender”), in lawful money of the United States of America and in immediately available funds, EIGHT HUNDRED FIFTY THOUSAND and No/00 DOLLARS (US$ $850,000.00), or such greater principal amount as shall be mutually agreed and advanced hereunder in accordance with the terms of this Note, together with accrued and unpaid interest on the unpaid principal balance of this Note from time to time outstanding, each due and payable on the dates and in the manner set forth below.

1.              Definitions. As used in this Note, the following terms shall have the following meanings:

1.1            “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close in New York, New York.

1.6            “Maturity Date” means October 18, 2025.

2.              Advances.

2.1            This Note evidences loans made by Lender to Maker from time to time. As of the date and upon execution hereof, Maker is indebted to Lender in the principal amount of $850,000.00, all as more fully set forth on Exhibit A hereto. Maker may request that Lender advance such further amounts up to the maximum amounts to be loaned by Lender hereunder from time to time. To the extent approved by Lender (which approval shall be in Lender’s sole and absolute discretion), Lender shall fund such amounts within [two (2)] Business Days of each written request by Maker. The unpaid principal balance of this Note at any time shall be the total amount advanced by Lender to Maker less the total amount of principal payments made hereon by Maker. Lender shall not be required to re-advance amounts repaid by Maker hereunder but may, in its discretion, do so. The date and amount of each such loan and each payment on account of principal thereof may be endorsed by Lender on the grid attached to and made a part of this Note (or such grid may be replaced), and when so endorsed (or replaced) shall represent evidence thereof binding upon Maker in the absence of manifest error. Any failure by Lender to so endorse shall in no way mitigate or discharge the obligation of Maker to repay any loans actually made. If any payment due under this Note becomes due or payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date thereof shall be extended to the next Business Day.

2.2            Any advance made hereunder shall be conclusively presumed to have been made to or for the benefit of Maker and Maker shall be liable in respect thereof. Lender may rely on any request or direction of Maker which it believes to be genuine, and Lender shall be fully protected in so doing without any duty to make further inquiry as to such genuineness or in otherwise acting in good faith. By making a request for an advance, Maker shall be deemed to be representing to Lender that all of the representations and warranties of Lender set forth in this Note are true and correct as of the date of such request as if made on and as of such date and shall also be deemed to be representing and warranting to Lender that on such date Maker is not in breach of any of its covenants to Lender set forth in this Note or in any other document or instruments of Maker to Lender (including the Security Agreement) and no Event of Default has occurred and is continuing.

3.              Repayment.

3.1            Maturity Date; Interest Payments. Interest shall be payable monthly. Subject to acceleration or prepayment as provided herein, the outstanding principal amount of this Note and remaining unpaid accrued interest shall be fully due and payable in cash on the Maturity Date. It is acknowledged and agreed by both parties that, until such time as the RLOC is funded pursuant to the RLOC Loan Documents (as defined in Section 8 below), Maker may make a request for an advance in order to pay interest.

4.              Interest Rate. The outstanding principal amount of this Note shall bear interest accruing and compounding daily at a rate equal to eleven percent (11%) per annum from the date hereof to (and including) the date on which the entire principal amount of this Note is paid in full, regardless of the commencement of any bankruptcy or insolvency proceedings against the Company. All accrued and unpaid interest hereunder not otherwise paid in accordance with Section 3.1 shall be due and payable in cash on the Maturity Date. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

5.              Payments. All payments of principal and/or interest under this Note shall be made by wire transfer of immediately available funds to the account designated by the Lender in a written notice to the Maker, or in such other manner or to such other persons or entities as may be designated in a written notice to the Maker signed by the Lender.

6.              Voluntary Prepayment. The Maker shall have the right at any time, to prepay this Note in whole or in part without penalty or premium.

7.              Application of Payments. Payments on this Note shall be applied first to accrued interest and thereafter to the outstanding principal balance hereof.

8.              Covenant to Negotiate in Good Faith. Maker and Lender agree to negotiate in good faith regarding the establishment of a secured revolving credit facility to be established by Lender or an affiliate of Lender for the benefit of Maker (the “RLOC”), which RLOC shall be governed by loan documents to be negotiated and entered into by Lender or an affiliate of Lender and Maker, including, without limitation, a Revolving Credit Agreement, Grid Promissory Note, and Security Agreement (together with any other documents and instruments evidencing, securing, or otherwise executed in connection with the RLOC, the “RLOC Loan Documents”), each in form and substance acceptable to the Lender or its affiliate and Maker in their respective sole discretion, but which shall be based on the term sheet being negotiated by and between an affiliate of Lender and Maker, which each of the Lender and Maker acknowledges and agrees is not mutually agreed upon; provided, further, that the RLOC Loan Documents may deviate from the terms and conditions currently reflected in such term sheet. Upon execution of the RLOC Loan Documents and establishment of the RLOC, this Note shall be assigned by the lending party to the RLOC and deemed a RLOC Loan Document and shall be subject to the parties’ respective rights, privileges, and obligations as set forth in the RLOC Loan Documents.

9.              Representations and Warranties.

9.1            Maker Representations. As of the date of this Note, the Maker represents and warrants to the Lender that:

(a)            The Maker is a corporation and has all requisite corporate power and authority to enter into this Note and to perform its obligations hereunder.

(b)            This Note constitutes the valid and legally binding obligations of the Maker, enforceable against the Maker in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

10.            Events of Default and Remedies.

10.1          Events of Default. For purposes of this Note, “Event of Default” shall mean any of the following events or occurrences:

(a)            the failure by the Maker to pay any principal, interest or other amount owing under this Note when due under this Note which is not timely cured pursuant to subsection (b) below;

(b)            a breach or default shall occur in the observance or performance by the Maker of any covenant or agreement contained in this Note, which default is not cured and continues for a period of thirty (30) days after the Maker receives written notice specifying the default from the Lender if such default is capable of being cured by the Maker;

(c)            any material representation made by the Maker in this Note shall prove to have been materially incorrect when made; or

(d)            the Maker shall (i) make a general assignment for the benefit of its creditors, (ii) admit in writing its inability generally to pay its debts as they become due (other than unsecured trade accounts payable in the ordinary course of business), (iii) file a voluntary case or petition in bankruptcy, (iv) file a petition or answer seeking for itself any arrangement or similar relief under any present or future applicable bankruptcy or similar law pertinent to such circumstances, (v) file any answer admitting or not contesting the material allegations of a bankruptcy, insolvency or similar petition filed against the Maker, (vi) seek or consent to, or acquiesce in, the appointment of any trustee or receiver of the Maker, (vii) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days, the appointment, without the consent or acquiescence of the Company of any trustee or receiver thereof or of all or any substantial part of the assets and properties of the Maker without such appointment being vacated, or (viii) take any action to authorize any of the foregoing.

8.2            Remedies.

(a)            Action in Bankruptcy. If any Event of Default described in Section 8.1(d) shall occur, the outstanding principal amount of this Note, and all accrued and unpaid interest thereon, shall automatically become immediately due and payable, without notice, demand or presentment.

(b)            Action if Other Event of Default. If any Event of Default described in Sections 10.1(a) through 10.1(c) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may, by written notice to the Maker, declare all or any portion of the outstanding principal amount of this Note, and all accrued and unpaid interest thereon, immediately due and payable, without further notice, demand or presentment.

(c)            Other Rights and Remedies. In addition to the foregoing and subject to the limitations set forth herein, upon the occurrence of an Event of Default, the Lender shall be entitled to exercise such other rights and remedies available to the Lender at law or in equity.

10.            Successors and Assigns. Subject to the restrictions on transfer described in the following sentence, the provisions of this Note shall inure to the benefit of and be binding on any successor to the parties. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by either party without the prior written consent of the other party.

11.            Waiver; Enforcement Costs. The Maker waives notice of dishonor, protest and notice of protest of this Note, and shall pay all reasonable costs of enforcement and collection when incurred by the Lender, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

12.            Governing Law. This Note and any controversy arising out of or relating to this Note shall be governed by and construed in accordance with the internal laws of State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

13.            Dispute Resolution. Any legal suit, action, or proceeding arising out of or relating to this Note or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the City of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such legal suit, action, or proceeding. The parties agree not to commence any suit, action or other proceeding arising out of or based upon this Note except in the above-named courts and hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court.

14.            WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

15.            Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

16.            Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All notices and other communications shall be sent to (i) the Maker at its address specified on the signature page hereto and (ii) the Lender at its address specified on the signature page hereto, or to such address as subsequently modified by written notice given in accordance with this Section 16.

17.            Amendments and Waivers. Any term of this Note may be amended, modified or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Maker and the Lender.

18.            Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Note, upon any breach or default of any other party to this Note, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Note, or any waiver on the part of any party of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in such writing.

19.            Remedies Cumulative. All remedies, either under this Note or by law or otherwise afforded to the Lender, shall be cumulative and not alternative.

20.            Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

21.            Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and thereof, and any other written or oral agreement relating to the subject matter hereof or thereof existing between the parties is expressly canceled.

22.            Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

23.            Use of Proceeds. Maker shall use the proceeds of this Note for working capital or other mutually agreed-upon purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Maker has executed this Note as of this 18th day of October, 2024.

MAKER:

Canoo Inc., a Delaware corporation

By:	/s/ Greg D. Ethridge
Name:	Greg D. Ethridge
Title:	Authorized Representative

LENDER:

AFV Management Advisors LLC, a Delaware limited liability company

By:	/s/ Tony Aquila
Name:	Tony Aquila
Title:	Authorized Representative